UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 16, 2023

Date of Report (Date of earliest event reported)

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	NASDAQ Capital Market

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 18, 2023, Phoenix Motor Inc. (the "Company") received a letter from the staff of The Nasdaq Stock Market LLC ("Nasdaq") indicating that, based upon the closing bid price of the Company's common stock (the "Common Stock") for 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5450(a)(1) (the "Bid Price Rule"). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until October 16, 2023, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Common Stock must have been $1.00 or more per share for a minimum of 10 consecutive business days at any time before October 16, 2023.

The Company was unable to regain compliance with the Bid Price Rule by October 16, 2023. The Company has requested under the applicable Nasdaq listing rules for a second 180 calendar day compliance period through April 17, 2024.

In order to be granted the second 180 day compliance period, with the exception of the minimum bid price requirement, the Company is required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, including having Stockholders’ Equity of at least $5 million. After diligent review, the Company believes that it meets the continued listing requirement for market value of its publicly held shares of common stock and all other initial listing standards, including currently having Stockholders’ Equity that exceeds the $5 million minimum requirement.

If Nasdaq determines that the Company meets these requirements, it will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Staff that the Company is not eligible, it will provide notice that its Common Stock will be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX MOTOR INC.

Dated: October 16, 2023

	By:	/s/ Chris Wang
Name: Chris Wang
Title: Chief Financial Officer